Exhibit 10.45



                 Employment Agreement of Director of R&D Center








                 Party A: Shandong Haize Nanomaterials Co., Ltd


                 Party B: Chen Xuqui
















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Party A: Shandong Haize Nanomaterials Co., Ltd
Party B:  Chen Xuqui

--------------- ----------- ----------- -------- --------- ---------------------
Name            Chen        Sex         Male     Date of   November 9, 1974
                Xuqui                            Birth
--------------- ----------- ----------- -------- --------- ---------------------
Education       Associate   Health      Healthy  Tel
                Degree      Condition
--------------- ----------- ----------------------------------------------------
Professional    ID
Title           Number
--------------- ----------------------------------------------------------------
Strong
Points
--------------- ----------------------------------------------------------------
Native          Lodging House in Xintai City Xizhou Township Fertilizer Plant,
Place
--------------- ----------------------------------------------------------------

Whereas the working needs of Party A, Party A agrees to engage Party B to work for it. In line with the stipulations in the Labor Law, the two parties, on the basis of equality, willingness and consensus, agree to sign this engagement contract.

I.    Term of Engagement

      (1) Party A engages Party B as the Director of the R&D Center. The term of this agreement shall be five years, commencing from this first day of January, 2005 and ending on the first day of January, 2010.

II.   Remuneration

(1) The basic annual salary of Party B is RMB 60,000 yuan (Sixty thousand yuan).
(2) 70% of Party B's salary will be paid along with the salaries of other employees, and the remaining 30% will be paid off as a single payment at the end of each year after the Financial Department of Party A has finished the performance evaluation of Party B and the payment will be based on the result of performance evaluation.
(3) Party B can only get the salary after the amount has been approved by the legal representative of Party A with his or her signature.

III.  The Responsibilities of Party B

      (1) Party B is engaged as the technician of the R&D Center of this Company and will be mainly responsible for the research and development of the market application of nano calcium carbonate and the technical support and service work for the sales of nano calcium carbonate products.



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      (2)   Party B should complete the report of at least one  provincial-level technological achievement every year. The inventions and innovations completed by Party B during the period of implementing Party A's task are service inventions and innovations. The right to apply for patent of service inventions and innovations belongs to Party A; after the application has been approved, Party A will be the holder of the propriety right of the achievement.
      (3) Party B completes the task of making patented inventions (and this patent has been approved) during the term of engagement, Party A will, according to practical circumstances, reward Party B 3% of newly added profit of the year in question. When Party B accepts the reward, he will be deemed as having transferred the proprietary right of the patent in question to Party A automatically, and Party A will, as the holder of the proprietary right of the patent, get the achievements patented. Even if Party B will not accept the reward, the Second provision of Article Three of this contract will be fulfilled and Party A will still be the patentee.
      (4) During the service period, Party B, without Party A's consent, shall not, in any form, secretly conduct application for patent of his achievements of inventions; otherwise, Party A would have the right to apply for the revocation of the proprietary right of the patent and to hold Party B responsible for economic responsibilities and legal responsibilities.
      (5) During the service period, Party B must not disclose any business secret such as application formula and technical matters to any third party. If Party A suffers losses as a result of Party B's disclosing any secret, Party B shall compensate Party A for all economic losses and the third party will be held responsible for the joint and several liabilities.

IV.   Breach Liability:
      (1) If Party B violates the obligation of keeping secret, the matter will be handled in according to the Confidentiality Agreement signed by and between the two parties.
      (2) If the two parties have labor disputes, the disputes will be handled according to the Labor Contract signed by the two parties.
      (3) If the economic losses arising from the breach of this contract on the part of Party B cannot be determined, a fine for breach of contract will be hereto agreed. The fine for breach of contract will be equal to 50% of the total salary during the remaining period of the term of this contract (from the date of the breach to the termination of this contract).



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V.    Settlement of Disputes
      If any party would like to terminate the labor contract unilaterally, it should notify the other party one month in advance, and it should ask for the written consent of the other party and when the written consent is given, the termination would become effective. Otherwise, the notice will be of no effect and the contract should be still performed. Should disputes arise during the performing of this contract, the two parties shall settle them through negotiations; if they cannot be settled through negotiations, they can be submitted to the arbitration department for labor disputes in Tai'an City. The party who finds the arbitration award unacceptable can take the disputes to the people's court where Party A locates (the Intermediate People's Court of Tai'an City).

VI. Any matter or event not provided in the context of this contract will be handled in accordance with relevant stipulations in the Labor Law.

VII. The appendices of this contract and interpretation of this contract are inseparable parts of this contract and have equal effect.

VIII. This contract will become effective after being signed on the first day of January, 2005. After the two parties have signed and sealed on this contract, and the contract has been notarized, this contract will become officially effective. Each party shall have one copy of this contract.


Party A: Shandong Haize Nanomaterials Co., Ltd (official seal)

Party B: /s/ Chen Xuqui (signature)

Date: January 1, 2005